Valkyrie Bitcoin Fund S-1/A

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Pre-Effective Amendment to Registration Statement on Form S-1 of our report dated December 29, 2023, relating to the financial statement of Valkyrie Bitcoin Fund, as of December 21, 2023, and to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Cohen & Company, Ltd.

Cohen & Company, Ltd.

Hunt Valley, Maryland

January 8, 2024